Exhibit 23.3

INDEPENDENT PETROLEUM ENGINEERS’ CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167887, 333-134630, 333-115841, and 333-85900) of Harvest Natural Resources, Inc. (“Harvest”) of our reserve report dated February 26, 2014, which appears in Harvest’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on or about April 8, 2014.

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.
Denver, Colorado April 8, 2014